News Release

Press & Investor contact:
Trinseo
Andy Myers
Tel : +1 610-240-3221
Email: aemyers@trinseo.com

Trinseo Announces Executive Leadership Changes

Reorganization Will Drive Efficiency

BERWYN, Pa – April 15, 2020 –  Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber, today announced several changes to its executive leadership team.

“In a difficult economic environment, we continue to look for opportunities to drive greater focus on business process optimization and efficiency,” said Frank Bozich, President and CEO of Trinseo.

The previously announced search for a Senior Vice President, Commercial, has been suspended in favor of a flatter organization to streamline decision making so that the leaders of the global business units will report directly to the CEO. As a result, effective May 1, 2020, Francesca Reverberi has been named Vice President, Engineered Materials and Synthetic Rubber; Nicolas Joly has been named Vice President, Plastics and Feedstocks; and Rüediger Schmitz has been named Vice President, Latex Binders. Each of these appointments will be members of the company’s executive leadership team.

Tim Stedman, Senior Vice President, Strategy and Corporate Development, has been named Special Advisor effective May 1, 2020 and will leave the company on October 31, 2020 to pursue other opportunities. As a result, Andre Lanning has been named Vice President, Strategy, Corporate Development and Marketing Communications, effective May 1, 2020 and will be a member of the company’s executive leadership team.

Jeff Denton, Vice President, Supply Chain Services, has been named Special Advisor, effective April 1, 2020 and will leave the Company on August 1, 2020. As a result, Rainer Schewe was named Vice President, Supply Chain Services, effective April 1, 2020.

Catherine Keenan, Vice President, Public Affairs, Sustainability and Environment, Health and Safety,  is stepping down from her position in order to pursue other opportunities, effective May 1, 2020.  As a result, her responsibilities are being redistributed among the executive leadership team.

“Tim Stedman, Jeff Denton and Catherine Keenan have each made substantial contributions to Trinseo over the years, including building strong teams and developing our people,” said Bozich. “I want to thank each of them and wish them all the best going forward.”

About Trinseo

Trinseo (NYSE:TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $3.8 billion in net sales in 2019, with 17 manufacturing sites around the world, and approximately 2,700 employees. For more information visit www.trinseo.com.

Cautionary Note on Forward-Looking Statements

This press release may contain “forward-looking statements” including, without limitation, statements concerning plans, objectives, goals, projections, expectations, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. Forward-looking statements may be identified by the use of words like “expect,” “estimate,” “will,” “may,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding the impact from the COVID-19 pandemic, the Company’s business, the economy and other future conditions. Specific factors that could cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, risks related to the ongoing impact of the COVID-19 pandemic and those discussed in the Company’s Annual Report for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”), in subsequent Quarterly Reports on Form 10-Q and in other filings and furnishings made by the Company with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance. As a result of these or other factors, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and are not a guarantee of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.